UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2023

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Seneca Street, Suite 507, Buffalo, New York (Address of Principal Executive Office)	14204 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement

On November 28, 2023, 22nd Century Group, Inc. (the “Company”) commenced a warrant inducement offering with the holders of the Company’s outstanding 31,779,654 warrants consisting of: (i) the common stock purchase warrants of the Company issued on or about June 22, 2023; (ii) the common stock purchase warrants of the Company issued on or about July 10, 2023; (iii) the common stock purchase warrants of the Company issued on or about July 21, 2023; and/or (iv) the common stock purchase warrants of the Company issued on or about October 19, 2023 (collectively, the “Existing Warrants”), which Existing Warrants are exercisable for an equal number of shares of common stock at an exercise price of $0.525. The Company will offer the holders of the Existing Warrants an inducement period, which ends at 5:00 p.m. EDT on the later of (i) the day immediately preceding the Stockholder Approval Date (as defined in the Inducement Warrants) or (ii) January 28, 2024 (as defined in the Inducement Warrants) (the “Inducement Period”), whereby the Company will agree to issue new warrants (the “Inducement Warrants”) to purchase up to a number of shares of common stock equal to 200% of the number of shares of common stock issued pursuant to the exercise by the holders of the Existing Warrants during the Inducement Period, for cash, at a reduced exercise price equal to the Nasdaq Minimum Price (as defined in the as defined in Nasdaq Listing Rule 5635(d)).

The Inducement Warrants will be issued on substantially the same terms as the Existing Warrants, except that the Inducement Warrants will be exercisable at any time on or after the Stockholder Approval Date, have an expiration date of five years from the Stockholder Approval Date, and have an exercise price equal to the Nasdaq Minimum Price (as defined in the as defined in Nasdaq Listing Rule 5635(d)). The exercise prices of the Inducement Warrants will be subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock. In addition, subject to Stockholder Approval, the Inducement Warrants will contain anti-dilution protection provisions relating to subsequent equity sales of shares of the Company’s common stock or common stock equivalents at an effective price per share lower than the then effective exercise price of such Inducement Warrants.

The Inducement Warrants will be issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). The Company has agreed to, as soon as reasonably practicable, but in any event no later than five calendar days following the Stockholder Approval Date, file a registration statement covering the resale of the shares of the Company’s common stock issued or issuable upon the exercise of the Inducement Warrants. The shares of common stock issuable upon exercise of the Existing Warrants have been previously registered for issuance pursuant to a Registration Statement on Form S-3 (File No. 333-270473), which was declared effective by the Securities and Exchange Commission (“SEC”) on March 31, 2023.

The Company also agreed to hold a special meeting of stockholders to have stockholders approve (i) the issuance of the shares of common stock underlying the Inducement Warrants pursuant to applicable Nasdaq rules, and (ii) a proposal to amend the Company’s charter to increase the number of shares of common stock authorized for issuance and/or a reverse stock split without adjusting the authorized shares of common stock  ((i) and (ii) collectively, “Stockholder Approval”).

Subject to limited exceptions, a holder of Inducement Warrants will not have the right to exercise any portion of its Inducement Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, upon election by a holder prior to the issuance of any Inducement Warrants, 9.99%) of the shares of common stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of common stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

On November 28, 2023, the Company entered into warrant inducement agreements with certain holders of the Existing Warrants to purchase an aggregate of 13,032,182 shares of common stock at a reduced exercise price of $0.215. Pursuant to the warrant inducement agreements, the exercising holders of the Existing Warrants will receive 26,064,364 Inducement Warrants and the Company will receive aggregate gross proceeds of approximately $2.8 million from the exercise of the Existing Warrants on or about November 29, 2023. The Company will receive additional proceeds to the extent that other holders exercise their Existing Warrants during the Inducement Period.

Dawson James Securities, Inc. (the “Placement Agent”) acted as the Company’s exclusive placement agent and the Company has agreed to pay the Placement Agent a cash fee equal to seven percent (7%) of the aggregate gross proceeds raised in the inducement.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.1 and 10.1, respectively, to this Current Report, which are incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

As of the date of this Current Report on Form 8-K (this “Current Report”), the Company is actively managing its liquidity and expenses. The Company has approximately $3.3 million in cash and cash equivalents as of November 24, 2023 and with the completion of at least a $2.5 million warrant inducement offering we believe we will have sufficient funds to operate the business through January 31, 2024. Payables are now in excess of available cash balances and payments of payables are not being made as the amounts become due. The Company may require additional funding in order to continue its operations on or after January 31, 2024. If the Company is unable to obtain such funding, it will have to cease operations and liquidate its assets. Other than as described in this Current Report, the Company has no arranged sources of financing available to it. The Company’s failure to obtain any required additional financing on favorable terms, or at all, would have a material adverse effect on its business, financial condition and results of operations. The Company is pursuing several cash generating transactions, including the warrant inducement offering described above in this Current Report and the strategic alternatives process previously disclosed, including the sale of substantially all of the GVB assets described in the Company’s Current Report on Form 8-K filed with the SEC on November 27, 2023, as well as further expense reduction measures, but there can be no assurance that any transaction will be completed or that any funds received in the warrant inducement offering, or its expense reduction measures will be sufficient for the Company to continue as a going concern.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure required by this Item, and included in Item 1.01 of this Current Report, is incorporated herein by reference. Neither the Inducement Warrants nor the shares of the Company’s common stock issuable upon exercise of the Inducement Warrants have been registered under the Securities Act, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer and Director

On November 28, 2023, the Board appointed Lawrence D. Firestone as Chairman of the Board of Directors (“Board”), expanding the Board to eight directors, and as the Company’s Chief Executive Officer, at such time as the aggregate offering proceeds from the exercise of the Existing Warrants, as described above, exceeds $2.5 million, and at which time, Mr. John Miller, the Company’s interim Chief Executive Officer, will resume the position of President of the Tobacco Business. Mr. Firestone was appointed as a Class II director.

Mr. Firestone, 65, has over 40 years of enterprise, operations and financial management experience in both public and private companies, with tenures as CEO, CFO and COO across multiple industry sectors. Mr. Firestone most recently served as Chief Financial Officer of Justice Cannabis, Co., a privately-held company operating cannabis cultivations and dispensaries from May 2021 to July 2023. Prior to that, Mr. Firestone served as President and Chief Financial Officer of Cenntro Automotive Group (NASDAQ:CENN), a light commercial EV manufacturer from November 2020 to March 2021 while Centro was preparing for its initial public offering. Mr. Firestone also served as Deputy Chief Financial Officer of Yazaki North America, a privately-held supplier of wire harnesses from July 2020 to November 2020. Prior to that, Mr. Firestone served as the Chief Executive Officer of Eastside Distilling Inc. (NASDAQ:EAST), a craft distiller based in Oregon, from November 2019 to June 2020. Mr. Firestone also served as Executive Vice President and Chief Financial Officer of Akonni Biosystems, a privately-held developer of molecular diagnostic platforms from 2018 to 2019; and as Chairman of FirePower Technology, a privately-held manufacturer of ATX power supplies for the IT and instrumentation markets since 2014. Mr. Firestone has also served as Chief Executive Officer of Qualstar Corporation (NASDAQ: QBAK), Chief Financial Officer of Advanced Energy Industries (NASDAQ: AEIS), and Chief Financial Officer of Applied Films Corporation (NASDAQ: AFCO). He has served on numerous Boards including those of Eastside Distilling, Qualstar, CVD Equipment, Amtech Systems, and Hyperspace Communications. Mr. Firestone received his Bachelor of Science in Business Administration with a concentration in Accounting from Slippery Rock University of Pennsylvania.

In connection with his appointment, the Compensation Committee (the “Committee”) recommended, and the Board approved the following compensation for Mr. Firestone: (i) a base salary of $425,000, and (ii) a cash target bonus of 75% of his base salary, or $319,000, subject to certain performance conditions to be determined by the Committee in its sole discretion, for a total target cash compensation of $744,000. In addition, Mr. Firestone will be eligible to participate in the Company’s benefit programs and will be entitled to benefits consistent with those provided to other senior executives of the Company and any other benefits that the Committee may, in its sole discretion, elect to grant him from time to time. As of the date of this Current Report, the Company has not entered into an employment agreement with Mr. Firestone.

Mr. Firestone was appointed as Chief Executive Officer in connection with the warrant inducement offering described above. There are no family relationships between Mr. Firestone and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this Current Report are forward-looking statements, including but not limited to our full year business outlook. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Forward-looking statements include, but are not limited to, statements regarding (i) our expectations regarding our future operating expenses, cash flows and business operations, (ii) our expectations regarding the warrant inducement offer, (iii) our expectations regarding our ability to reduce expenses, obtain financing or continue as a going concern, and (iv) our expectations on the timing and completion of the sale of our hemp/cannabis business, including the GVB assets. Actual results might differ materially from those explicit or implicit in forward-looking statements. These forward-looking statements reflect our current views about future events and involve assumptions which may be affected by risks and uncertainties in our business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) those described in Item 2.02 of this Current Report, (2) the conditions to the warrant inducement offering may not be met, and (3) the other risks and uncertainties applicable to the Company and included in the Company’s Annual Report on Form 10-K filed on March 9, 2023 and Quarterly Report on Form 10-Q filed May 9, 2023, August 14, 2023 and November 6, 2023. All information provided in this Current Report is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Inducement Warrant
10.1	Form of Inducement Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

Date: November 28, 2023	/s/ Hugh Kinsman
Hugh Kinsman
Chief Financial Officer